Item 7:   Exhibit 11 - Schedule of Computation of Earnings Per Share

Formula: Net Income/Weighted  Average Shares Outstanding = Net Income per Common
         Share

Three-month periods ended (without stock options):

September 30, 1997   $67,545 / 7,777,401 shares = $.009 Net Income per Common
                     Share

September 30, 1996   $45,050 / 7,777,401 shares = $.006 Net Income per Common
                     Share

Six-month periods ended (without stock options):

September 30, 1997   $102,928 / 7,777,401 shares = $.013 Net Income per Common
                     Share

September 30, 1996   $69,542 / 7,777,401 shares = $.009 Net Income per Common
                     Share

Calculation of Earnings Per Share for the Common Stock Equivalent using the Treasury Stock Method:

Market price per share at Sept. 30, 1997 = $.30
Option price per share = $.25
Weighted average of shares outstanding using the Treasury Stock Method of calculating Earnings Per Share = 7,937,773 as of September 30, 1997

Three-month periods ended:

September 30, 1997   $67,545 / 7,937,773 shares = $.009 Net Income per Common
                     Share

September 30, 1996   N/A

Six-month periods ended:

September 30, 1997   $102,928 / 7,937,773 shares = $.013 Net Income per Common
                     Share

September 30, 1996   N/A